Exhibit 10.4

GOV SHARES

EXECUTION VERSION

REGISTRATION RIGHTS AND LOCK-UP AGREEMENT

BY AND AMONG

GOVERNMENT PROPERTIES INCOME TRUST,

REIT MANAGEMENT & RESEARCH TRUST,

BARRY M. PORTNOY

AND

ADAM D. PORTNOY

Dated as of June 5, 2015

i

REGISTRATION RIGHTS AND LOCK-UP AGREEMENT

This Registration Rights and Lock-Up Agreement (as amended, supplemented or restated from time to time, this “Agreement”) is entered into as of June 5, 2015, by and among Government Properties Income Trust, a Maryland real estate investment trust (“REIT”), Reit Management & Research Trust, a Massachusetts business trust (“TRUST”), and Barry M. Portnoy and Adam D. Portnoy (each a “Founder” and together with TRUST and including their respective successors and permitted assigns, “Shareholders”).  REIT and Shareholders are each referred to as a “Party” and collectively as the “Parties”.

RECITALS

WHEREAS, the Parties are entering into this Agreement in connection with the consummation of the transactions contemplated in that certain Transaction Agreement, dated as of the date hereof (the “Transaction Agreement”), by and among REIT, TRUST, Reit Management & Research LLC, a Maryland limited liability company (“LLC”), and Reit Management & Research Inc., a Maryland corporation (“INC”);

WHEREAS, the consummation of the transactions contemplated by the Transaction Agreement on the terms set forth therein is a condition and material inducement to each Shareholder’s entry into this Agreement;

WHEREAS, TRUST, Barry M. Portnoy and Adam D. Portnoy currently hold common shares of beneficial interest, par value $.01 per share, of REIT (“Common Shares”); and

WHEREAS, pursuant to the terms of the Transaction Agreement, TRUST acquired from INC, and also currently holds, Common Shares;

NOW, THEREFORE, in consideration of the foregoing recitals and of the representations, warranties, covenants and agreements contained herein, and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the Parties hereby agree as follows:

ARTICLE I

DEFINITIONS

As used in this Agreement, the following terms shall have the following meanings:

“AAA” is defined in Section 7.4(c)(i).

“Appellate Rules” is defined in Section 7.4(c)(vi).

“Award” is defined in Section 7.4(c)(iv).

“Business Day” means a day, other than Saturday, Sunday or other day on which banks located in Boston, Massachusetts or Baltimore, Maryland are authorized or required by Law to close.

“Chosen Courts” is defined in Section 7.4(b).

“Code” means the United States Internal Revenue Code of 1986.

“Common Shares” is defined in the recitals to this Agreement.

“Company Change of Control” shall be deemed to have occurred upon any of the following events:

(a)                                 any “person” or “group”(as such terms are used in Sections 13(d) of the Exchange Act), other than a Permitted Transferee, becomes the “beneficial owner” (as defined in Rule 13d-3 and Rule 13d-5 promulgated under the Exchange Act, except that any person shall be deemed to beneficially own securities such person has a right to acquire whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than fifty percent (50%) of the then outstanding voting power of the voting securities of REIT;

(b)                                 the consummation of any direct or indirect sale, lease, transfer, conveyance or other disposition, in one or a series of related transactions, of all or substantially all of the assets of REIT (including securities of REIT’s subsidiaries) on a consolidated basis, other than a sale, lease, transfer, conveyance or other disposition to an entity to which LLC provides or has agreed to provide management services; or

(c)                                  at any time, the Continuing Company Trustees cease for any reason to constitute the majority of REIT’s Board of Trustees.

“Continuing Company Trustees” shall mean, as of any date of determination, any member of the Board of Trustees of REIT who was (A) a member of the Board of Trustees of REIT as of the date of this Agreement or (B) nominated for election or elected to the Board of Trustees of REIT by, or whose election to the Board of Trustees of REIT was made or approved by, the affirmative vote of, a majority of Continuing Company Trustees who were members of the Board of Trustees of REIT at the time of such nomination or election (and not including a trustee whose initial assumption of office is in connection with an actual or threatened contested solicitation, including, without limitation, a consent or proxy solicitation, relating to the election of trustees of REIT or an unsolicited tender offer or exchange offer for REIT’s voting securities).

“Control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract, or otherwise.

“Covered Liabilities” is defined in Section 5.1.

“Demand Registration” is defined in Section 3.1(a).

“Demanding Shareholders” is defined in Section 3.1(a).

“Disputes” is defined in Section 7.4(c)(i).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, together with the rules and regulations promulgated thereunder.

“Founder” is defined in the preamble to this Agreement.

“Governmental Entity” means (a) the United States of America, (b) any other sovereign nation, (c) any state, province, district, territory or other political subdivision of (a) or (b) of this definition, including any county, municipal or other local subdivision of the foregoing, or (d) any entity exercising executive, legislative, judicial, regulatory or administrative functions of government on behalf of (a), (b) or (c) of this definition.

“Immediate Family Member” as used to indicate a relationship with any individual, means (a) any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and any other individual (other than a tenant or employee) sharing the household of that individual or (b) a trust, the beneficiaries of which are the individual and/or any Immediate Family Member of that individual.

“INC” is defined in the recitals to this Agreement.

“Law” means any law, statute, ordinance, rule, regulation, directive, code or order enacted, issued, promulgated, enforced or entered by any Governmental Entity.

“LLC” is defined in the recitals to this Agreement.

“Lock-Up Period” means the period beginning on the date hereof and ending on the date that is the earliest to occur of: (a) the ten (10th) anniversary of the date hereof; (b) a Company Change of Control; (c) REIT’s announcement of a proposed transaction or series of proposed transactions pursuant to which (i) the Common Shares will cease to be traded on a Stock Exchange, (ii) the Common Shares will become eligible for termination of their registration under the Exchange Act or (iii) REIT will become eligible to terminate or suspend its reporting obligations under the Exchange Act with respect to the Common Shares, and (d) the termination of the Second Amended and Restated Business Management Agreement dated as of June 5, 2015, by and between REIT and LLC pursuant to its terms.

“Lock-Up Shares” mean the 700,000 Common Shares which TRUST acquired from INC pursuant to the Transaction Agreement, and which are owned and held of record by TRUST as of the date hereof or have been Transferred to a Permitted Transferee in accordance with Section 2.1 and are owned and held of record by that Permitted Transferee (and shall include any shares of beneficial interest of REIT issued in respect thereof as a result of any stock split, stock dividend, share exchange, merger, consolidation or similar recapitalization); provided, however, that such Common Shares shall cease to be Lock-Up Shares hereunder as of the end of the Lock-Up Period.

“Maximum Number of Shares” is defined in Section 3.1(c).

“Party” is defined in the preamble to this Agreement.

“Permitted Transfer” means any of the following:

(a)                                 the Transfer of any Lock-Up Shares to one or more Permitted Transferees;

(b)                                 a pledge of any Lock-Up Shares that creates a security interest in the pledged Lock-Up Shares pursuant to a bona fide loan or indebtedness transaction, in each case, with a third party lender that makes the loan in the ordinary course of its business, so long as TRUST or one or more Permitted Transferees, as the case may be, continue(s) to exercise exclusive voting control over the pledged Lock-Up Shares; provided, however, that a foreclosure on the pledged Lock-Up Shares or other action that would result in a Transfer of the pledged Lock-Up Shares to the pledgee shall not be a “Permitted Transfer” within the meaning of this paragraph (b) of this definition unless the pledgee is a Permitted Transferee;

(c)                                  the existence or creation of a power of appointment or authority that may be exercised with respect to a Lock-Up Share held by a trust; provided, however, that the Transfer of the Lock-Up Share upon the exercise of the power of appointment or authority to someone other than a Permitted Transferee shall not be a “Permitted Transfer” within the meaning of this paragraph (c) of this definition;

(d)                                 any Transfer by will or pursuant to the Laws of descent and distribution by any individual described in paragraph (a) of the definition of Permitted Transferee; or

(e)                                  any Transfer to REIT or approved by the Board of Trustees of REIT in its sole discretion.

“Permitted Transferee” means any of the following:

(a)                                 TRUST, any Founder or an Immediate Family Member of a Founder or any lineal descendant of any Founder or its Immediate Family Member; and

(b)                                 any entity Controlled by any Person referenced in paragraph (a) of this definition (including an organization that is described in Section 501(c)(3) of the Code (or any corresponding provision of a future United States Internal Revenue law) which is exempt from income taxation under Section 501(a) thereof; provided, however, an entity Controlled by any Person referenced in paragraph (a) of this definition shall only remain a Permitted Transferee for as long as such entity is Controlled by such Person.

For purposes of this definition, “lineal descendants” shall not include individuals adopted after attaining the age of eighteen (18) years and the adopted individual’s descendants.

“Person” means an individual or any corporation, partnership, limited liability company, trust, unincorporated organization, association, joint venture or any other organization or entity, whether or not a legal entity.

“Piggy-Back Registration” is defined in Section 3.2(a).

“Proceeding” means any suit, action, proceeding, arbitration, mediation, audit, hearing, inquiry or, to the knowledge of the Person in question, investigation (in each case, whether civil, criminal, administrative, investigative, formal or informal) commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Entity.

“Prospectus” means a prospectus relating to a Registration Statement, as amended or supplemented, including all materials incorporated by reference in such Prospectus.

“register,” “registered” and “registration” refer to a registration effected by preparing and filing a registration statement or similar document under the Securities Act and such registration statement becoming effective.

“Registration Period” means the period beginning on the date that is one hundred eighty (180) days after the date hereof and ending on the date and time at which Shareholders (including its successors and permitted assigns) no longer hold any Registrable Securities.

“Registration Statement” means any registration statement filed by REIT with the SEC in compliance with the Securities Act for a public offering and sale of Common Shares (other than a registration statement on Form S-4 or Form S-8, or their successors, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another entity), as amended or supplemented, including all materials incorporated by reference in such registration statement.

“REIT” is defined in the preamble to this Agreement.

“REIT Indemnified Party” is defined in Section 5.2.

“Registrable Securities” mean all of the Common Shares (but not including the Lock-Up Shares until after the end of the Lock-Up Period) owned by Shareholders and their successors and Permitted Transferees (including any shares of beneficial interest issued in respect thereof as a result of any stock split, stock dividend, share exchange, merger, consolidation or similar recapitalization); provided, however, that such Common Shares shall cease to be Registrable Securities hereunder, as of any date, when: (a) a Registration Statement with respect to the sale of such Registrable Securities shall have become effective under the Securities Act and such Registrable Securities shall have been sold, transferred, disposed of or exchanged in accordance with such Registration Statement; (b) such Registrable Securities shall have been otherwise transferred pursuant to Rule 144 under the Securities Act (or any similar provisions thereunder, but not Rule 144A) and new certificates (or notations in book-entry form) for them not bearing a legend restricting further transfer shall have been delivered by REIT or its transfer agent and subsequent public distribution of them shall not require registration under the Securities Act; (c) such Registrable Securities are saleable immediately in their entirety without condition or limitation pursuant to Rule 144 under the Securities Act; or (d) such Registrable Securities shall have ceased to be outstanding.  For the avoidance of doubt, Lock-Up Shares (including any shares of beneficial interest issued in respect thereof as a result of any stock split, stock dividend, share exchange, merger, consolidation or similar recapitalization) become Registrable Securities as of the end of the Lock-Up Period provided the requirements of this definition are otherwise satisfied.

“Rules” is defined in Section 7.4(c)(i).

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, together with the rules and regulations promulgated thereunder.

“Shareholder” is defined in the preamble to this Agreement.

“Shareholder Indemnified Party” is defined in Section 5.1.

“Shelf Offering” is defined in Section 4.2.

“Shelf Registration” is defined in Section 3.1(a).

“Stock Exchange” shall mean the national securities exchange, as defined under the Exchange Act.

“Transaction Agreement” is defined in the recitals.

“Transfer” means, with respect to Lock-Up Shares, (a) any sale, assignment, bequest, conveyance, devise, gift (outright or in trust), pledge, encumbrance, hypothecation, mortgage, exchange, transfer or other disposition of (whether directly or indirectly, whether with or without consideration and whether voluntarily or involuntarily or by operation of Law) any interest (legal or beneficial) in any Lock-Up Shares or (b) any equity or other interest (legal or beneficial) in the Person holding the Lock-Up Shares if substantially all of the assets of that Person consist of Lock-Up Shares; provided, however, that the term “Transfer” does not include any revocable proxy granted by a Person or any exercise of rights by an executor, administrator, trustee, committee, guardian, conservator or receiver of a Shareholder or a Permitted Transferee, including the sale of Lock-Up Shares to pay any applicable estate taxes.

“TRUST” is defined in the preamble to this Agreement.

“Underwriter” means a securities dealer who purchases any Registrable Securities as principal in an underwritten offering.

ARTICLE II

LOCK-UP AGREEMENT

Section 2.1                                    Restrictions on Transfer of Common Shares.  TRUST agrees that, during the Lock-Up Period, it will not Transfer any Lock-Up Shares or publicly announce an intention to effect any Transfer of Lock-Up Shares other than a Permitted Transfer; provided, however, that it shall be a pre-condition to any Permitted Transfer that each Permitted Transferee agrees in writing to be bound by the restrictions set forth in this Section 2.1.

Section 2.2                                    Legend.  All certificates or book-entries evidencing Lock-Up Shares shall bear a legend substantially in the following form (or in such other form as the Board of Trustees of REIT may determine):

THE SECURITIES REPRESENTED BY THIS [CERTIFICATE/BOOK-ENTRY] ARE SUBJECT TO RESTRICTIONS ON TRANSFER SPECIFIED IN A REGISTRATION RIGHTS AND LOCK-UP AGREEMENT WITH GOVERNMENT PROPERTIES INCOME TRUST, AS THE SAME MAY BE AMENDED AND MODIFIED FROM TIME TO TIME, AND GOVERNMENT PROPERTIES INCOME TRUST RESERVES THE RIGHT TO REFUSE THE TRANSFER OF SUCH SECURITIES UNTIL SPECIFIED CONDITIONS HAVE BEEN FULFILLED.  A COPY OF SUCH CONDITIONS SHALL BE FURNISHED BY GOVERNMENT PROPERTIES INCOME TRUST TO THE HOLDER HEREOF UPON WRITTEN REQUEST AND WITHOUT CHARGE.

Section 2.3                                    Stop Transfer.  REIT and its transfer agent are hereby authorized to decline to make any Transfer of Lock-Up Shares if such Transfer would constitute a violation or breach of Section 2.1 and TRUST agrees and consents to the entry of stop transfer instructions with REIT’s transfer agent and registrar against any Transfer of the Lock-Up Shares not made in compliance with Section 2.1.

ARTICLE III

REGISTRATION RIGHTS

Section 3.1                                    Demand Registration.

(a)                       General Request for Registration.  At any time during the Registration Period, any Shareholder may make a written demand for registration under the Securities Act of all or part of the Registrable Securities owned by such Shareholder.  Any such written demand for a registration shall specify the number of Registrable Securities proposed to be sold and the intended method(s) of distribution thereof.  REIT shall provide a copy of any such written demand to each other Shareholder and each such other Shareholder shall have the option to join in such demand for registration by making its own written demand for a Demand Registration to REIT within five (5) Business Days thereafter. The registration so demanded by Shareholder and any other Shareholder is referred to herein as a “Demand Registration” and Shareholders making such requests as “Demanding Shareholders.”  If REIT is eligible to utilize a Registration Statement on Form S-3 to sell securities in a secondary offering on a delayed or continuous basis in accordance with Rule 415 under the Securities Act (a “Shelf Registration”), any Demand Registration made pursuant to this Section 3.1(a) shall, at the option of Demanding Shareholder(s) holding a majority of the Registrable Securities subject to the Demand Registration, be a demand for a Shelf Registration.  For the avoidance of doubt, if a Shelf Registration is so requested pursuant to this Section 3.1(a), any reference to a Demand Registration in this Agreement also refers to a Shelf Registration.

(b)                       Underwritten Offering.  If Demanding Shareholder(s) holding a majority of the Registrable Securities subject to the Demand Registration so advise REIT as part of their written demand(s) for a Demand Registration, the offering of such Registrable Securities pursuant to such Demand Registration shall be in the form of an underwritten offering.  In such case, each Demanding Shareholder shall enter into an underwriting agreement in customary form with the Underwriter(s) selected for such underwriting by Shareholders holding a majority of the Registrable Securities subject to the Demand Registration (which Underwriter(s) shall be reasonably acceptable to REIT), complete and execute any questionnaires, powers of attorney, indemnities, lock-up agreements, securities escrow agreements and other documents reasonably required or which are otherwise customary under the terms of such underwriting agreement and furnish to REIT such information as REIT may reasonably request in writing for inclusion in the Registration Statement.

(c)                        Reduction of Offering.  If the managing Underwriter(s) for a Demand Registration that is to be an underwritten offering advise(s) REIT and each Demanding Shareholder that the dollar amount or number of Registrable Securities which Demanding Shareholder(s) desire(s) to sell, taken together with all other Common Shares or other securities which Demanding Shareholder(s) have agreed may be included in the offering, exceeds the maximum dollar amount or maximum number of Common Shares or other securities that can be sold in such offering without adversely affecting the proposed offering price, the timing, the distribution method or the probability of success of such offering (such maximum dollar amount or maximum number of Common Shares or other securities, as applicable, the “Maximum Number of Shares”), then REIT shall include in such registration: (i) first, the Registrable Securities which Demanding Shareholder(s) have demanded be included in the Demand Registration; provided, however, if the aggregate number of Registrable Securities as to which Demand Registration has been requested exceeds the Maximum Number of Shares, then the number of Registrable Securities that may be included shall be reduced to the Maximum Number of Shares and the participation in the Demand Registration shall be allocated to Demanding Shareholders pro rata (in accordance with the number of Registrable Securities which each Demanding Shareholder has requested be included in the Demand Registration); (ii) second, to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (i), the Common Shares or other securities that REIT desires to sell that can be sold without exceeding the Maximum Number of Shares; and (iii) third, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (i) and (ii), the Common Shares or other securities for the account of other security holders of REIT that can be sold without exceeding the Maximum Number of Shares.

(d)                       Withdrawal.  In the case of a Demand Registration, if a Demanding Shareholder disapproves of the terms of any underwriting or is not entitled to include all of its Registrable Securities in any offering, Demanding Shareholder may elect to withdraw from such offering no later than the time at which the public offering price and underwriters’ discount are determined with the Underwriter(s) by giving written notice to REIT and the Underwriter(s) of its request to withdraw.  In such event, if there are no other Shareholders included in the Demand Registration, REIT need not proceed with the offering.  If Demanding Shareholder’s withdrawal is based on (i) a material adverse change in circumstances with respect to REIT and not known to Demanding Shareholder at the time Shareholder makes its written demand for such Demand Registration, (ii) REIT’s failure to comply with its obligations under this Agreement or (iii) a reduction pursuant to Section 3.1(c) of ten percent (10%) or more of the number of Registrable Securities which Demanding Shareholder has requested be included in the Demand Registration, such registration shall not count as a Demand Registration for purposes of Section 4.1(a)(iii) or Section 4.1(a)(v).  If Demanding Shareholder’s withdrawal is based on the circumstances described in clause (i) or (ii) of the preceding sentence, REIT shall pay or reimburse all expenses otherwise payable or reimbursable by Shareholder in connection with such Demand Registration pursuant to Section 4.3 and such registration shall not count as a Demand Registration for purposes of Section 4.1(a)(iii) or Section 4.1(a)(v).

Section 3.2                                    Piggy-Back Registration.

(a)                       Piggy-Back Rights.  If, at any time during the Registration Period, REIT proposes to file a Registration Statement under the Securities Act with respect to an offering of Common Shares, or securities or other obligations exercisable or exchangeable for, or convertible into, Common Shares, by REIT for its own account or for any other shareholder of REIT for such shareholder’s account, other than a Registration Statement (i) filed in connection with any employee benefit plan, (ii) for an exchange offer or offering of securities solely to REIT’s existing shareholders, (iii) for an offering of debt securities convertible into equity securities of REIT, (iv) for a dividend reinvestment plan or (v) filed on Form S-4 (or successor form), then REIT shall (x) give written notice of such proposed filing to each Shareholder as soon as practicable but in no event less than ten (10) Business Days before the anticipated filing date, which notice shall describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing Underwriter(s), if any, of the offering and (y) offer to each Shareholder in such notice the opportunity to register the sale of such number of its Registrable Securities as Shareholder may request in writing within five (5) Business Days following receipt of such notice (a “Piggy-Back Registration”).  If a Shareholder so requests to register the sale of some of its Registrable Securities, REIT shall cause such Registrable Securities to be included in the Registration Statement and shall use commercially reasonable efforts to cause the managing Underwriter(s) of the proposed underwritten offering to permit the Registrable Securities requested to be included in the Piggy-Back Registration to be included on the same terms and conditions as any similar securities of REIT and other shareholders of REIT and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof.  If the Piggy-Back Registration involves one or more Underwriters, Shareholder shall enter into an underwriting agreement in customary form with the Underwriter(s) selected for such Piggy-Back Registration by REIT, complete and execute any questionnaires, powers of attorney, indemnities, lock-up agreements, securities escrow agreements and other documents reasonably required or which are otherwise customary under the terms of such underwriting agreement and furnish to REIT such information as REIT may reasonably request in writing for inclusion in the Registration Statement or such information that is otherwise customary.

(b)                       Reduction of Offering.  If the managing Underwriter(s) for a Piggy-Back Registration that is to be an underwritten offering advises REIT and the holders of Registrable Securities that the dollar amount or number of Common Shares or other securities which REIT desires to sell, taken together with Common Shares or other securities, if any, as to which registration has been requested pursuant to written contractual arrangements with Shareholders and other Persons, the Registrable Securities as to which registration has been requested under this Section 3.2, and the Common Shares or other securities, if any, as to which registration has been requested pursuant to the written contractual demand or piggy-back registration rights of other shareholders of REIT, exceeds the Maximum Number of Shares, then REIT shall include in any such registration:

(i)                         If the registration is undertaken for REIT’s account: (x) first, the shares or other securities that REIT desires to sell that can be sold without exceeding the Maximum Number of Shares; and (y) second, to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (x), the shares or other securities, if any, including the Registrable Securities, as to which registration has been requested pursuant to written contractual piggy-back registration rights of security holders (pro rata in accordance with the number of Common Shares or other securities which each such person has actually requested to be included in such registration, regardless of the number of shares or other securities with respect to which such persons have the right to request such inclusion) that can be sold without exceeding the Maximum Number of Shares; and

(ii)                      If the registration is a “demand” registration undertaken at the demand of Persons, other than a Shareholder or Permitted Transferee, pursuant to written contractual arrangements with such Persons, (x) first, the Common Shares or other securities for the account of the demanding Persons that can be sold without exceeding the Maximum Number of Shares; (y) second, to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (x), the Common Shares or other securities that REIT desires to sell that can be sold without exceeding the Maximum Number of Shares; and (z) third, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (x) and (y), the shares or other securities, if any, including the Registrable Securities, as to which registration has been requested pursuant to written contractual piggy-back registration rights, which other shareholders desire to sell (pro rata in accordance with the number of Common Shares or other securities which each such Person has actually requested to be included in such registration, regardless of the number of Common Shares or other securities with respect to which such persons have the right to request such inclusion) that can be sold without exceeding the Maximum Number of Shares.

(c)                        Withdrawal.  A Shareholder may elect to withdraw its request for inclusion of its Registrable Securities in any Piggy-Back Registration by giving written notice to REIT of such request to withdraw no later than the time at which the public offering price and underwriters’ discount are determined with the Underwriter(s).  REIT may also elect to withdraw from a registration at any time no later than the time at which the public offering price and underwriters’ discount are determined with the Underwriter(s).  If Shareholder’s withdrawal is based on (i) REIT’s failure to comply with its obligations under this Agreement or (ii) a reduction pursuant to Section 3.2(b) of ten percent (10%) or more of the number of Registrable Securities which Shareholder has requested be included in the Piggy-Back Registration, REIT shall pay or reimburse all expenses otherwise payable or reimbursable by Shareholder in connection with such Piggy-Back Registration pursuant to Section 4.3.

ARTICLE IV

REGISTRATION PROCEDURES

Section 4.1                                    Filings; Information.  Whenever REIT is required to effect the registration of any Registrable Securities pursuant to ARTICLE III, REIT shall use its commercially reasonable efforts to effect the registration and sale of such Registrable Securities in accordance with the intended method(s) of distribution thereof as expeditiously as practicable, and in connection with any such request:

(a)                       Filing Registration Statement.  REIT shall, as expeditiously as possible and in any event within thirty (30) days after receipt of a request for a Demand Registration pursuant to Section 3.1, prepare and file with the SEC a Registration Statement on any form for which REIT then qualifies or which counsel for REIT shall deem appropriate and which form shall be available for the sale of all Registrable Securities to be registered thereunder and the intended method(s) of distribution thereof, and shall use commercially reasonable efforts to cause such Registration Statement to become and remain effective for the period required by Section 4.1(c); provided, however, that:

(i)                         In the case of demand under Section 3.1 for a Shelf Registration, the Registration Statement shall be on Form S-3;

(ii)                      REIT shall have the right to defer any Demand Registration and any Piggy-Back Registration for a reasonable period of time if, in the good faith judgment of the Board of Trustees or the officers of REIT (and REIT shall furnish to the holders a confirmatory certificate signed by a principal executive officer or principal financial officer of REIT), it would (1) materially interfere with a significant acquisition, disposition, financing or other transaction involving REIT, (2) result in the disclosure of material information that REIT has a bona fide business purpose for preserving as confidential that is not then otherwise required to be disclosed or (3) render REIT unable to comply with requirements under the Securities Act or the Exchange Act; in such event, (A) if the applicable Registration Statement has become effective, each requesting Shareholder will forthwith discontinue (or cause the discontinuance of) disposition of Registrable Securities until it is advised by REIT that the use of such Registration Statement may be resumed or (B) each requesting Shareholder shall be entitled to withdraw its request for the filing of the applicable Registration Statement and, if such request is withdrawn, such request shall not count as one of the permitted requests for registration hereunder and REIT shall pay all customary costs and expenses in connection with such withdrawn registration; provided, further, however, that REIT may not exercise the right set forth in this subsection (ii) in respect of a request by a Shareholder, for more than one hundred twenty (120) days in any 365-day period in respect of a Demand Registration (including in such one hundred twenty (120) days, any deferral under subsection (iv) of this Section 4.1(a) if the Registration Statement was not timely filed thereunder);

(iii)                   REIT shall not be obligated to effect any registration of Registrable Securities upon receipt of a written demand for a Demand Registration if REIT has already completed two (2) Demand Registrations requested by a Shareholder within the past twelve (12) month period;

(iv)                  REIT shall not then be obligated to effect any registration of Registrable Securities upon receipt of a written demand for a Demand Registration if REIT shall furnish to Shareholders a certificate signed by a principal executive officer or principal financial officer of REIT stating that REIT expects to file, within ninety (90) days of receipt of the written demand for a Demand Registration, a Registration Statement and offer to each Shareholder the opportunity to register its Registrable Securities thereunder in accordance with Section 3.2;

(v)                     REIT shall not be obligated to effect any registration of Registrable Securities upon receipt of a written demand for a Demand Registration from a Shareholder if REIT has, within the ninety (90) day period preceding the date of the written demand for a Demand Registration, already effected a Demand Registration;

(vi)                  REIT shall not be obligated to effect any registration of Registrable Securities upon receipt of a written demand for a Demand Registration if all Registrable Securities could be sold within ninety (90) days pursuant to Rule 144 under the Securities Act; and

(vii)               REIT shall not be obligated to effect any registration of Registrable Securities upon receipt of a written demand for a Demand Registration if all Registrable Securities are proposed to be offered at an expected aggregate offering price of less than $50.0 million (net of registration expenses set forth in Section 4.3), provided, that this clause (vii) shall not apply to a Shelf Registration.

(b)                       Copies.  If a Shareholder has included Registrable Securities in a registration, REIT shall, prior to filing a Registration Statement or Prospectus, or any amendment or supplement thereto, furnish to Shareholder and its counsel, copies of such Registration Statement as proposed to be filed, each amendment and supplement to such Registration Statement (in each case including all exhibits thereto and documents incorporated by reference therein), the Prospectus included in such Registration Statement (including each preliminary Prospectus), and such other documents as Shareholder or counsel for Shareholder may reasonably request in order to facilitate the disposition of the Registrable Securities included in such registration.

(c)                        Amendments and Supplements.  If a Shareholder has included Registrable Securities in a registration, REIT shall prepare and file with the SEC such amendments, including post-effective amendments, and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and in compliance with the provisions of the Securities Act until all Registrable Securities, and all other securities covered by such Registration Statement, have been disposed of in accordance with the intended method(s) of distribution set forth in such Registration Statement (which period shall not exceed the sum of one hundred eighty (180) days, plus any period during which any such disposition is interfered with by any stop order or injunction of the SEC or any Governmental Entity) or such securities have been withdrawn.

(d)                       Notification.  If a Shareholder has included Registrable Securities in a registration, after the filing of the Registration Statement, REIT shall promptly, and in no event more than two (2) Business Days after such filing, notify Shareholder of such filing, and shall further notify Shareholder promptly and confirm such notification in writing in all events within two (2) Business Days of the occurrence of any of the following:  (i) when such Registration Statement becomes effective; (ii) when any post-effective amendment to such Registration Statement becomes effective; (iii) the issuance or threatened issuance by the SEC of any stop order (and REIT shall use reasonable best efforts to prevent the entry of such stop order or to remove it if entered); and (iv) any request by the SEC for any amendment or supplement to such Registration Statement or any Prospectus relating thereto or for additional information or of the occurrence of an event requiring the preparation of a supplement or amendment to such Prospectus so that, as thereafter delivered to the purchasers of the securities covered by such Registration Statement, such Prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and promptly make available to Shareholder any such supplement or amendment; except that before filing with the SEC a Registration Statement or Prospectus or any amendment or supplement thereto, including documents incorporated by reference, REIT shall furnish to Shareholder and to its counsel, copies of all such documents proposed to be filed sufficiently in advance of filing to provide Shareholder and its counsel with a reasonable opportunity to review such documents and comment thereon, and REIT shall not file any Registration Statement or Prospectus or amendment or supplement thereto, including documents incorporated by reference, to which Shareholder or its counsel shall reasonably object.

(e)                        State Securities Laws Compliance.  If a Shareholder has included Registrable Securities in a registration, REIT shall use commercially reasonable efforts to (i) register or qualify the Registrable Securities covered by the Registration Statement under such securities or “blue sky” laws of such jurisdictions in the United States as Shareholder (in light of the intended plan of distribution) may request and (ii) take such action necessary to cause such Registrable Securities covered by the Registration Statement to be registered with or approved by such other federal or state authorities as may be necessary by virtue of the business and operations of REIT and do any and all other acts and things that may be necessary or advisable to enable Shareholder to consummate the disposition of such Registrable Securities in such jurisdictions; provided, however, that REIT shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 4.1(e) or subject itself to taxation in any such jurisdiction.

(f)                         Agreements for Disposition.  If a Shareholder has included Registrable Securities in a registration, (i) REIT shall enter into customary agreements (including, if applicable, an underwriting agreement in customary form) and use commercially reasonable efforts to take such other actions as are required in order to expedite or facilitate the disposition of such Registrable Securities and (ii) the representations, warranties and covenants of REIT in any underwriting agreement which are made to or for the benefit of any Underwriters, to the extent applicable, shall also be made to and for the benefit of applicable Shareholders.  For the avoidance of doubt, Shareholder(s) may not require REIT to accept terms, conditions or provisions in any such agreement which REIT determines are not reasonably acceptable to REIT, notwithstanding any agreement to the contrary herein.  No Shareholder shall be required to make any representations or warranties in the underwriting agreement except as reasonably requested by the Underwriters or REIT and, if applicable, with respect to Shareholder’s organization, good standing, authority, title to Registrable Securities, lack of conflict of such sale with Shareholder’s material agreements and organizational documents, and with respect to written information relating to Shareholder that Shareholder has furnished in writing expressly for inclusion in such Registration Statement, in each case, as applicable to Shareholder.  Each Shareholder, however, shall agree to such covenants and indemnification and contribution obligations for selling stockholders as are reasonable and customarily contained in agreements of that type.

(g)                        Cooperation.  REIT shall cooperate in any offering of Registrable Securities under this Agreement, which cooperation shall include, without limitation, the preparation of the Registration Statement with respect to such offering and all other offering materials and related documents, and participation in meetings with Underwriters, attorneys, accountants and potential investors.  Each Shareholder shall cooperate in the preparation of the Registration Statement and other documents relating to any offering in which it includes securities pursuant to this Agreement.  If a Shareholder has included Registrable Securities in a registration, Shareholder shall also furnish to REIT such information regarding itself, the Registrable Securities held by it, and the intended method(s) of disposition of such securities as REIT and/or its counsel shall reasonably request in order to assure full compliance with applicable provisions of the Securities Act and the Exchange Act in connection with the registration of the Registrable Securities.

(h)                       Records.  If a Shareholder has included Registrable Securities in a registration, upon reasonable notice and during normal business hours, subject to REIT receiving any customary confidentiality undertakings or agreements, REIT shall make available for inspection by Shareholders, any Underwriter participating in any disposition pursuant to such Registration Statement and any attorney, accountant or other professional retained by a Shareholder or any Underwriter, all relevant financial and other records, pertinent corporate documents and properties of REIT as shall be necessary to enable them to exercise their due diligence responsibility, and shall cause REIT’s officers, directors and employees to supply all information reasonably requested by Shareholder in connection with such Registration Statement.

(i)                           Opinions and Comfort Letters.  If a Shareholder has included Registrable Securities in a registration, REIT shall use commercially reasonable efforts to furnish to each Shareholder signed counterparts, addressed to Shareholder, of (i) any opinion of counsel to REIT delivered to any Underwriter and (ii) any comfort letter from REIT’s independent public accountants delivered to any Underwriter; provided, however, that counsel to the Underwriter shall have exclusive authority to negotiate the terms thereof.  In the event no legal opinion is delivered to any Underwriter, REIT shall furnish to a Shareholder, at any time that Shareholder elects to use a Prospectus in connection with an offering of Shareholder’s Registrable Securities, an opinion of counsel to REIT to the effect that the Registration Statement containing such Prospectus has been declared effective, that no stop order is in effect, and such other matters as Persons holding a majority of the Registrable Securities subject to the registration may reasonably request as would customarily have been addressed in an opinion of counsel to REIT delivered to an Underwriter.

(j)                          Earning Statement.  REIT shall comply with all applicable rules and regulations of the SEC and the Securities Act, and make generally available to its shareholders, as soon as practicable, an earning statement satisfying the provisions of Section 11(a) of the Securities Act, provided that REIT will be deemed to have complied with this Section 4.1(j) if the earning statement satisfies the provisions of Rule 158 under the Securities Act.

(k)                       Listing.  REIT shall use commercially reasonable efforts to cause all Registrable Securities included in any registration to be listed on such exchanges or otherwise designated for trading in the same manner as similar shares of REIT are then listed or designated or, if no such similar securities are then listed or designated, in a manner satisfactory to each Shareholder whose Registrable Securities are included in the registration.

Section 4.2                                    Shelf Offering.  In the event that a Registration Statement with respect to a Shelf Registration is effective, each Shareholder may make a written request to sell pursuant to an offering (including an underwritten offering) Registrable Securities available for sale pursuant to such Registration Statement (a “Shelf Offering”) so long as such Registration Statement remains in effect and to the extent permitted under the Securities Act.  Any written request for a Shelf Offering shall specify the number of Registrable Securities proposed to be sold and the intended method(s) of distribution thereof.  Upon receipt of a written request for a Shelf Offering, REIT shall, as expeditiously as possible, use its commercially reasonable efforts to facilitate such Shelf Offering.

Section 4.3                                    Registration Expenses.  Except to the extent expressly provided by Section 3.1(d) or Section 3.2(c) or in connection with a Piggy-Back Registration relating to a registration by REIT on its own initiative (and not as a result of any other person’s or entity’s right to cause REIT to file, cause and effect a registration of REIT securities) and for REIT’s own account (in which case REIT will pay all customary costs and expenses of registration), each Shareholder whose Registrable Securities are included in the registration shall pay, or promptly reimburse REIT for, its pro rata share of all customary costs and expenses incurred in connection with any Demand Registration effected pursuant to Section 3.1 or Piggy-Back Registration pursuant to Section 3.2, such pro rata share to be in proportion to the number of shares Shareholder is selling, after giving effect to any reduction pursuant to Section 3.1(c) or Section 3.2(b), in such Demand or Piggy-Back Registration relative to the total number of shares being sold in the registration, of all customary costs and expenses incurred in connection with such registration, in each case whether or not the Registration Statement becomes effective, including, without limitation: (i) all registration and filing fees; (ii) fees and expenses of compliance with securities or “blue sky” laws (including fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities); (iii) printing expenses; (iv) fees imposed by the Financial Industry Regulatory Authority, Inc.; and (v) fees and disbursements of counsel for REIT and fees and expenses for independent registered public accountants retained by REIT (including the expenses or costs associated with the delivery of any opinions or comfort letters requested pursuant to Section 4.1(i)).  REIT shall have no obligation to pay for the fees and expenses of counsel representing Shareholder(s) in any Demand Registration or Piggy-Back Registration.  REIT shall have no obligation to pay any underwriting discounts or selling commissions attributable to the Registrable Securities being sold by Shareholder, which underwriting discounts or selling commissions shall be borne solely by Shareholder.  For the avoidance of doubt, Shareholder shall have no obligation to pay any underwriting discounts or selling commissions attributable to the shares being sold by any other Person.  Additionally, in an underwritten offering, Shareholder, REIT and any other Person whose Common Shares or other securities are included in the offering shall bear the expenses of the Underwriter(s) pro rata in proportion to the respective amount of shares each is selling in such offering.  For the avoidance of doubt, Shareholder shall have no obligation to pay, and REIT shall bear, all internal expenses of REIT (including, without limitation, all fees, salaries and expenses of its officers, employees and management) incurred in connection with performing or complying with REIT’s obligations under this Agreement.

Section 4.4                                    Information.  Each Shareholder shall provide such information as may reasonably be requested by REIT, or the managing Underwriter, if any, in connection with the preparation of any Registration Statement, including amendments and supplements thereto, in order to effect the registration of any of its Registrable Securities under the Securities Act pursuant to this Agreement and in connection with REIT’s obligation to comply with federal and applicable state securities laws.

Section 4.5                                    Shareholder Obligations.  No Shareholder may participate in any underwritten offering pursuant to this Agreement unless Shareholder (i) agrees to only sell Registrable Securities on the basis reasonably provided in any underwriting agreement and (ii) completes, executes and delivers any and all questionnaires, lock-up agreements, powers of attorney, custody agreements, indemnities, underwriting agreements and other documents reasonably or customarily required by or under the terms of any underwriting agreement or as reasonably requested by REIT.

Section 4.6                                    Lock-Up in an Underwritten Public Offering.  If requested by the Underwriter(s) of a registered underwritten public offering of securities of REIT, a Shareholder will enter into a lock-up agreement in customary form pursuant to which it shall agree not to offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer, dispose of or hedge, directly or indirectly, or enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of any Common Shares or other securities of REIT or any securities convertible into or exercisable or exchangeable for Common Shares or other securities of REIT (except as part of such registered underwritten public offering or as otherwise permitted by the terms of such lock-up agreement) for a lock-up period that is customary for such an offering.

ARTICLE V

INDEMNIFICATION

Section 5.1                                    Indemnification by REIT.  REIT shall, to the extent permitted by applicable Law, indemnify and hold harmless each Shareholder, its subsidiaries, each of their respective directors, trustees, officers, employees, representatives and agents in their capacity as such and each Person, if any, who controls a Shareholder within the meaning of the Securities Act or the Exchange Act, and each of the heirs, executors, successors and assigns of any of the foregoing (collectively, the “Shareholder Indemnified Parties”) from and against any and all damages, claims, losses, expenses, costs, obligations and liabilities, including liabilities for all reasonable attorneys’, accountants’, and experts’ fees and expenses (collectively, “Covered Liabilities”), suffered, directly or indirectly, by any Shareholder Indemnified Party by reason of or arising out of any untrue statement or alleged untrue statement of any material fact contained or incorporated by reference in the Registration Statement under which the sale of Registrable Securities was registered under the Securities Act (or any amendment thereto), or any Prospectus, preliminary Prospectus, or free writing prospectus (as defined in Rule 405 promulgated under the Securities Act) relating to such Registration Statement, or any amendment thereof or supplement thereto, or by reason of or arising out of the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or any amendment or supplement thereto, in the light of the circumstances under which they were made), not misleading; provided, however, that (i) REIT will not be liable in any such case to the extent that any such Covered Liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made or incorporated by reference in such Registration Statement, Prospectus, preliminary Prospectus, free writing prospectus, amendment or supplement in reliance upon and in conformity with information furnished to REIT by or on behalf of such Shareholder expressly for use in such document or documents and (ii) the indemnity agreement contained in this Section 5.1 shall not apply to amounts paid in settlement of any such Covered Liability if such settlement is effected without the consent of REIT (which consent shall not be unreasonably withheld).  The indemnity in this Section 5.1 shall remain in full force and effect regardless of any investigation made by or on behalf of any Shareholder Indemnified Person.  For the avoidance of doubt, REIT and its subsidiaries are not “Shareholder Indemnified Parties.”

Section 5.2                                    Indemnification by Shareholders.  Each Shareholder shall, severally and not jointly, to the extent permitted by applicable Law, indemnify and hold harmless REIT, its subsidiaries each of their respective trustees, directors, officers, employees, representatives and agents, in their capacity as such and each Person, if any, who controls REIT within the meaning of the Securities Act or the Exchange Act, and the heirs, executors, successors and assigns of any of the foregoing (collectively, the “REIT Indemnified Parties”) from and against any and all Covered Liabilities suffered, directly or indirectly, by any REIT Indemnified Party by reason of or arising out of any untrue statement or alleged untrue statement or omission or alleged omission contained or incorporated by reference in the Registration Statement under which the sale of Registrable Securities was registered under the Securities Act (or any amendment thereto), or any Prospectus, preliminary Prospectus, or free writing prospectus (as defined in Rule 405 promulgated under the Securities Act) related to such Registration Statement or any amendment thereof or supplement thereto, in reliance upon and in conformity with information furnished to REIT by such Shareholder expressly for use therein; provided, however, that (i) the indemnity agreement contained in this Section 5.2 shall not apply to amounts paid in settlement of any such Covered Liability if such settlement is effected without the consent of such Shareholder (which consent shall not be unreasonably withheld), and (ii) in no event shall the total amounts payable in indemnity by a Shareholder under this Section 5.2 exceed the net proceeds received by such Shareholder in the registered offering out of which such Covered Liability arises.  The indemnity in this Section 5.2 shall remain in full force and effect regardless of any investigation made by or on behalf of any REIT Indemnified Person.  For the avoidance of doubt, a Shareholder is not a “REIT Indemnified Party.”

Section 5.3                                    Contribution. If the indemnification provided for in Section 5.1 or Section 5.2 is unavailable, because it is prohibited or restricted by applicable Law, to an indemnified party under either such Section in respect of any Covered Liabilities referred to therein, then in order to provide for just and equitable contribution in such circumstances, each party that would have been an indemnifying party thereunder shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such Covered Liabilities in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and such indemnified party on the other in connection with the untrue statement or omission, or alleged untrue statement or omission, which resulted in such Covered Liabilities, as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or such indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  REIT and Shareholders agree that it would not be just and equitable if contribution pursuant to this Section 5.3 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 5.3.  For the avoidance of doubt, the amount paid or payable by an indemnified party as a result of the Covered Liabilities referred to in this Section 5.3 shall include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating, preparing or defending, settling or satisfying any such Covered Liability. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

Section 5.4                                    Certain Limitations, Etc.  The amount of any Covered Liabilities for which indemnification is provided under this Agreement shall be net of (i) any amounts actually recovered or recoverable by the indemnified parties under insurance policies and (ii) other amounts actually recovered by the indemnified party from third parties, in the case of (i) and (ii), with respect to such Covered Liabilities.  Any indemnifying party hereunder shall be subrogated to the rights of the indemnified party upon payment in full of the amount of the relevant indemnifiable loss.  An insurer who would otherwise be obligated to pay any claim shall not be relieved of the responsibility with respect thereto or, solely by virtue of the indemnification provision hereof, have any subrogation rights with respect thereto.  If any indemnified party recovers an amount from a third party in respect of an indemnifiable loss for which indemnification is provided in this Agreement after the full amount of such indemnifiable loss has been paid by an indemnifying party or after an indemnifying party has made a partial payment of such indemnifiable loss and the amount received from the third party exceeds the remaining unpaid balance of such indemnifiable loss, then the indemnified party shall promptly remit to the indemnifying party the excess of (i) the sum of the amount theretofore paid by such indemnifying party in respect of such indemnifiable loss plus the amount received from the third party in respect thereof, less (ii) the full amount of such Covered Liabilities.

ARTICLE VI

UNDERWRITING AND DISTRIBUTION

Section 6.1                                    Rule 144.  REIT covenants that it shall file all reports required to be filed by it under the Securities Act and the Exchange Act and shall take such further action as any Shareholder may reasonably request, all to the extent required from time to time to enable such Shareholder to sell its Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 under the Securities Act, or any similar provision thereto, but not Rule 144A.

ARTICLE VII

MISCELLANEOUS

Section 7.1                                    Notices.  All notices and other communications in connection with this Agreement shall be in writing and shall be considered given if given in the manner, and be deemed given at times, as follows:  (i) on the date delivered, if personally delivered; (ii) on the day of transmission if sent via facsimile transmission to the facsimile number given below, and telephonic confirmation of receipt is obtained promptly after completion of transmission; or (iii) on the next Business Day after being sent by recognized overnight mail service specifying next Business Day delivery, in each case with delivery charges pre-paid and addressed to the following addresses:

(a)                       If to any Shareholder, to:

c/o Reit Management & Research LLC
Two Newton Place
255 Washington Street
Suite 300
Newton, MA 02458
Attn:  President
Facsimile:  (617) 928-1305

with copies (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP
500 Boylston Street
Boston, MA 02116
Attn:  Margaret R. Cohen
Facsimile:  (617) 305-4859

Saul Ewing LLP
500 E. Pratt Street, Suite 900
Baltimore, MD 21202-3133
Attn: Eric G. Orlinsky, Esq.
Facsimile:  (410) 332-8688

(b)                       If to REIT, to:

Government Properties Income Trust
Two Newton Place
255 Washington Street
Suite 300
Newton, MA 02458
Attn:  President
Facsimile:  (617) 219-1441

with copies (which shall not constitute notice) to:

Sullivan & Worcester LLP
One Post Office Square
Boston, MA 02109
Attn:  Richard Teller
Facsimile:  (617) 338-2880

Venable LLP
750 E. Pratt Street, Suite 900
Baltimore, MD 21202
Attn: James J. Hanks, Jr., Esq.
Facsimile:  (410) 244-7742

Section 7.2                                    Assignment; Successors; Third Party Beneficiaries.  Except as set forth in this Section 7.2, this Agreement and the rights, interests and obligations of the parties hereunder may not assigned, transferred or delegated.  This Agreement and the rights, interests and obligations of REIT hereunder may be assigned, transferred or delegated by REIT to a successor of REIT by operation of law or to a Person who succeeds to all or substantially all the assets of REIT, which successor or Person agrees in a writing delivered to Shareholder to be subject to and bound by all interests and obligations set forth in this Agreement.  This Agreement and the rights, interests and obligations of each Shareholder hereunder may be assigned, transferred or delegated by such Shareholder, in whole or in part, only in conjunction with and only to the extent of any Transfer of Registrable Securities to a Person that is a Permitted Transferee of such Shareholder, which Permitted Transferee agrees in a writing delivered to REIT to be subject to and bound by all interests and obligations set forth in this Agreement, whereupon any such Permitted Transferee will have all rights, interests and obligations hereunder in addition to such Shareholder to the extent that such Shareholder continues to own Common Shares.  This Agreement shall bind and inure to the benefit of and be enforceable by the Parties and their respective successors and permitted assigns.  Except as provided in ARTICLE V and Section 7.4(c), this Agreement (including the documents and instruments referred to in this Agreement) is not intended to and does not confer upon any Person other than the Parties any rights or remedies under this Agreement.

Section 7.3                                    Prior Negotiations; Entire Agreement.  This Agreement and the Transaction Agreement (including the documents and instruments referred to in this Agreement or the Transaction Agreement or entered into in connection therewith) constitute the entire agreement of the Parties and supersede all prior agreements, arrangements or understandings, whether written or oral, between the Parties with respect to the subject matter of this Agreement.

Section 7.4                                    Governing Law; Venue; Arbitration.

(a)                       Governing Law.  This Agreement and any Dispute, whether in contract, tort or otherwise, shall be governed by and construed in accordance with the Laws of the State of Maryland without regard to principles of conflicts of law.

(b)                       Venue.  Each Party agrees that it shall bring any Proceeding in respect of any claim arising out of or related to this Agreement or the transactions contemplated hereby exclusively in the courts of the State of Maryland and the Federal courts of the United States, in each case, located in the City of Baltimore (the “Chosen Courts”).  Solely in connection with claims arising under this Agreement or the transactions contemplated hereby, each Party irrevocably and unconditionally (i) submits to the exclusive jurisdiction of the Chosen Courts, (ii) agrees not to commence any such Proceeding except in such courts, (iii) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such Proceeding in the Chosen Courts, (iv) waives, to the fullest extent permitted by Law, the defense of an inconvenient forum to the maintenance of such Proceeding and (v) agrees that service of process upon such Party in any such Proceeding shall be effective if notice is given in accordance with Section 7.1.  Nothing in this Agreement will affect the right of any Party to serve process in any other manner permitted by Law.  A final judgment in any such Proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.  EACH PARTY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.  Notwithstanding anything herein to the contrary, if a demand for arbitration of a Dispute is made pursuant to Section 7.4(c), this Section 7.4(b) shall not pre-empt resolution of the Dispute pursuant to Section 7.4(c).

(c)                        Arbitration.

(i)                         Any disputes, claims or controversies arising out of or relating to this Agreement or the transactions contemplated hereby, including any disputes, claims or controversies brought by or on behalf of a Party or any holder of equity interests (which, for purposes of this Section 7.4(c), shall mean any holder of record or any beneficial owner of equity interests, or any former holder of record or beneficial owner of equity interests) of a Party, either on his, her or its own behalf, on behalf of a Party or on behalf of any series or class of equity interests of a Party or holders of equity interests of a Party against a Party or any of their respective trustees, directors, members, officers, managers, agents or employees, including any disputes, claims or controversies relating to the meaning, interpretation, effect, validity, performance or enforcement of this Agreement, including this arbitration agreement or the governing documents of a Party, (all of which are referred to as “Disputes”) or relating in any way to such a Dispute or Disputes shall, on the demand of any party to such Dispute or Disputes, be resolved through binding and final arbitration in accordance with the Commercial Arbitration Rules (the “Rules”) of the American Arbitration Association (“AAA”) then in effect, except as those Rules may be modified in this Section 7.4(c).  For the avoidance of doubt, and not as a limitation, Disputes are intended to include derivative actions against the trustees, directors, officers or managers of a Party and class actions by a holder of equity interests against those individuals or entities and a Party.  For the avoidance of doubt, a Dispute shall include a Dispute made derivatively on behalf of one party against another party.  For purposes of this Section 7.4(c), the term “equity interest” shall mean, in respect of TRUST or REIT, shares of beneficial interest of TRUST or REIT, respectively.

(ii)                      There shall be three (3) arbitrators.  If there are only two (2) parties to the Dispute, each party shall select one (1) arbitrator within fifteen (15) days after receipt by respondent of a copy of the demand for arbitration.  The arbitrators may be affiliated or interested persons of the parties.  If there are more than two (2) parties to the Dispute, all claimants, on the one hand, and all respondents, on the other hand, shall each select, by the vote of a majority of the claimants or the respondents, as the case may be, one (1) arbitrator within fifteen (15) days after receipt of the demand for arbitration. The arbitrators may be affiliated or interested persons of the claimants or the respondents, as the case may be.  If either a claimant (or all claimants) or a respondent (or all respondents) fail(s) to timely select an arbitrator then the party (or parties) who has selected an arbitrator may request AAA to provide a list of three (3) proposed arbitrators in accordance with the Rules (each of whom shall be neutral, impartial and unaffiliated with any party) and the party (or parties) that failed to timely appoint an arbitrator shall have ten (10) days from the date AAA provides the list to select one (1) of the three (3) arbitrators proposed by AAA.  If the party (or parties) fail(s) to select the second (2nd) arbitrator by that time, the party (or parties) who have appointed the first (1st) arbitrator shall then have ten (10) days to select one (1) of the three (3) arbitrators proposed by AAA to be the second (2nd) arbitrator and if he/they should fail to select the second (2nd) arbitrator by such time, AAA shall select, within fifteen (15) days thereafter, one (1) of the three (3) arbitrators it had proposed as the second (2nd) arbitrator.  The two (2) arbitrators so appointed shall jointly appoint the third (3rd) and presiding arbitrator (who shall be neutral, impartial and unaffiliated with any party) within fifteen (15) days of the appointment of the second (2nd) arbitrator.  If the third (3rd) arbitrator has not been appointed within the time limit specified herein, then AAA shall provide a list of proposed arbitrators in accordance with the Rules, and the arbitrator shall be appointed by AAA in accordance with a listing, striking and ranking procedure, with each party having a limited number of strikes, excluding strikes for cause.

(iii)                   The place of arbitration shall be Boston, Massachusetts unless otherwise agreed by the parties.  There shall be only limited documentary discovery of documents directly related to the issues in dispute, as may be ordered by the arbitrators.  For the avoidance of doubt, it is intended that there shall be no depositions and no other discovery other than limited documentary discovery as described in the preceding sentence.

(iv)                  In rendering an award or decision (the “Award”), the arbitrators shall be required to follow the Laws of the State of Maryland.  Any arbitration proceedings or award rendered hereunder and the validity, effect and interpretation of this arbitration agreement shall be governed by the Federal Arbitration Act, 9 U.S.C. §1 et seq.  The Award shall be in writing and shall state the findings of fact and conclusions of law on which it is based.  Any monetary award shall be made and payable in U.S. dollars free of any tax, deduction or offset.  Subject to Section 7.4(c)(vi), each party against which the Award assesses a monetary obligation shall pay that obligation on or before the thirtieth (30th) day following the date of the Award or such other date as the Award may provide.

(v)                     Except to the extent expressly provided by this Agreement or as otherwise agreed by the parties thereto, each party involved in a Dispute shall bear its own costs and expenses (including attorneys’ fees), and the arbitrators shall not render an award that would include shifting of any such costs or expenses (including attorneys’ fees) or, in a derivative case or class action, award any portion of a party’s award to the claimant or the claimant’s attorneys.  Each party (or, if there are more than two (2) parties to the Dispute, all claimants, on the one hand, and all respondents, on the other hand, respectively) shall bear the costs and expenses of its (or their) selected arbitrator and the parties (or, if there are more than two (2) parties to the Dispute, all claimants, on the one hand, and all respondents, on the other hand) shall equally bear the costs and expenses of the third (3rd) appointed arbitrator.

(vi)                  Notwithstanding any language to the contrary in this Agreement, the Award, including but not limited to any interim Award, may be appealed pursuant to the AAA’s Optional Appellate Arbitration Rules (“Appellate Rules”).  The Award shall not be considered final until after the time for filing the notice of appeal pursuant to the Appellate Rules has expired.  Appeals must be initiated within thirty (30) days of receipt of the Award by filing a notice of appeal with any AAA office. Following the appeal process, the decision rendered by the appeal tribunal may be entered in any court having jurisdiction thereof.  For the avoidance of doubt, and despite any contrary provision of the Appellate Rules, Section 7.4(c)(v) hereof shall apply to any appeal pursuant to this Section and the appeal tribunal shall not render an award that would include shifting of any costs or expenses (including attorneys’ fees) of any party.

(vii)               Following the expiration of the time for filing the notice of appeal, or the conclusion of the appeal process set forth in Section 7.4(c)(vi), the Award shall be final and binding upon the parties thereto and shall be the sole and exclusive remedy between those parties relating to the Dispute, including any claims, counterclaims, issues or accounting presented to the arbitrators.  Judgment upon the Award may be entered in any court having jurisdiction.  To the fullest extent permitted by Law, no application or appeal to any court of competent jurisdiction may be made in connection with any question of law arising in the course of arbitration or with respect to any award made except for actions relating to enforcement of this agreement to arbitrate or any arbitral award issued hereunder and except for actions seeking interim or other provisional relief in aid of arbitration proceedings in any court of competent jurisdiction.

(viii)            This Section 7.4(c) is intended to benefit and be enforceable by the Parties and their respective holders of equity interests, trustees, directors, officers, managers, members, agents or employees and their respective successors and assigns, shall be binding upon the Parties and their respective holders of equity interests, and be in addition to, and not in substitution for, any other rights to indemnification or contribution that such individuals or entities may have by contract or otherwise.

Section 7.5                                    Severability.  This Agreement shall be interpreted in such manner as to be effective and valid under applicable Law. If at any time subsequent to the date hereof, any provision of this Agreement is determined by any court or arbitrator of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of Law or public policy in any respect, such provision will be enforced to the maximum extent possible given the intent of the Parties.

Section 7.6                                    Counterparts.  This Agreement may be executed in any number of counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the Parties and delivered to the other Party (including via facsimile or other electronic transmission), it being understood that each Party need not sign the same counterpart.

Section 7.7                                    Construction.  Unless the context otherwise requires, as used in this Agreement:  (i) “or” is not exclusive; (ii) “including” and its variants mean “including, without limitation” and its variants; (iii) words defined in the singular have the parallel meaning in the plural and vice versa; (iv) references to “written,” “in writing” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form; (v) words of one gender shall be construed to apply to each gender; (vi) all pronouns and any variations thereof refer to the masculine, feminine or neuter as the context may require; (vii) “Articles” and “Sections,” refer to Articles and Sections of this Agreement unless otherwise specified; (viii) “hereof”, “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; (ix) “dollars” and “$” mean United States Dollars; and (x) the word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends and such phrase shall not mean simply “if.”

Section 7.8                                    Waivers and Amendments.  This Agreement may be amended, modified, superseded, cancelled, renewed or extended, and the terms and conditions of this Agreement may be waived, only by a written instrument signed by the Parties or, in the case of a waiver, by the Party waiving compliance.  No delay on the part of any Party in exercising any right, power or privilege pursuant to this Agreement shall operate as a waiver thereof, nor shall any waiver of the part of any Party of any right, power or privilege pursuant to this Agreement, nor shall any single or partial exercise of any right, power or privilege pursuant to this Agreement, preclude any other or further exercise thereof or the exercise of any other right, power or privilege pursuant to this Agreement.  The rights and remedies provided pursuant to this Agreement are cumulative and are not exclusive of any rights or remedies which any Party otherwise may have at Law or in equity.

Section 7.9                                    Specific Performance.  The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  It is accordingly agreed that, in addition to any other applicable remedies at Law or equity, the Parties shall be entitled to an injunction or injunctions, without proof of damages, to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement.

Section 7.10                             Further Assurances.  At any time or from time to time after the date hereof, the Parties agree to cooperate with each other, and at the request of any other Party, to execute and deliver any further instruments or documents and to take all such further action as the other Party may reasonably request in order to evidence or effectuate the consummation of the transactions contemplated hereby and to otherwise carry out the intent of the Parties hereunder.

Section 7.11                             Exculpation.  NO TRUSTEE, OFFICER, DIRECTOR, SHAREHOLDER, MEMBER, EMPLOYEE OR AGENT OF ANY PARTY SHALL BE HELD TO ANY PERSONAL LIABILITY, JOINTLY OR SEVERALLY, FOR ANY OBLIGATION OF, OR CLAIM AGAINST, SUCH PARTY.  ALL PERSONS DEALING WITH SUCH PARTY IN ANY WAY, SHALL LOOK ONLY TO THE ASSETS OF SUCH PARTY FOR THE PAYMENT OF ANY SUM OR THE PERFORMANCE OF ANY OBLIGATION.

Signatures appear on the next  page

IN WITNESS WHEREOF, the Parties have executed this Registration and Lock-Up Agreement as of the date first above written.

GOVERNMENT PROPERTIES INCOME TRUST

By:	/s/ Mark L. Kleifges
	Name:	Mark L. Kleifges
	Title:	Treasurer and Chief Financial Officer

REIT MANAGEMENT & RESEARCH TRUST

By:	/s/ Jennifer B. Clark
	Name:	Jennifer B. Clark
	Title:	Vice President

BARRY M. PORTNOY

/s/ Barry M. Portnoy

ADAM D. PORTNOY

/s/ Adam D. Portnoy

[Signature Page to the Registration Rights and Lock-Up Agreement]